EXHIBIT 23.2



































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    INDEPENDENT AUDITORS' CONSENTS




    We consent to the incorporation by reference in this Amendment No. 2 to Registration Statement No. 33-53579 of Orion Capital Corporation on Form S-3 of our reports dated February 22, 1994 and April 15, 1994 appearing in the Annual Report on Form 10-K of Orion Capital Corporation for the year ended December 31, 1993, as amended by Form 10-K/A dated April 28, 1994 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.




    /s/ Deloitte & Touche
    ---------------------
    Hartford, Connecticut
    July 29, 1994









    We consent to the incorporation by reference in this Amendment No. 2 to Registration Statement No. 33-53579 of Orion Capital Corporation on Form S-3 of our report dated February 21, 1994 appearing in the Annual Report on Form 10-K of Guaranty National Corporation for the year ended December 31, 1993 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.




    /s/ Deloitte & Touche
    ---------------------
    Denver, Colorado
    July 29, 1994